Exhibit 4.1

Linde plc

Three-month EURIBOR + 0.220% €600,000,000 Unsecured

Notes due 20 November 2027

Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Issue Ratings:	A2 by Moody’s / A by S&P

Form of the Notes:	Bearer form; the Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR” or “€”)

Notional Amount:	€600,000,000

Pricing Date:	13 November 2025

Settlement Date:	20 November 2025 (T+5)

Maturity Date:	20 November 2027

First Coupon Date:	20 February 2026

Term of Notes:	2 years

Rate of Interest:	Three-month EURIBOR plus 22bps, reset quarterly

Minimum Rate of Interest:	0.000%

Interest payment dates:	20 February, 20 May, 20 August, and 20 November, commencing on 20, February 2026

Issue / Re-offer Price:	100% of the Notional Amount

Redemption:	100%

Fees:	12.5bps of the Notional Amount (incl. 10bps base fee1 / 2.5bps discretionary fee2)

All-in Price (net of fees):	99.875% of the Notional Amount

Net Proceeds:	€599,250,000

Reference Rate:	Three-month EURIBOR

Reference Screen Page:	Reuters EURIBOR01

Business Days:	T2

Interest Rate Provisions:	Act/360 (ICMA) Day Count Fraction, payable quarterly in arrear on 20 February, 20 May, 20 August, and 20 November, commencing on 20, February 2026

Interest Determination Date:	The second T2 Business Day prior to the commencement of the relevant Interest Period

Business Day Convention:	Modified Following, adjusted

Denominations:	EUR 100,000

1 month Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Documentation:	Under the Base Prospectus dated 8 May, 2025 of the Issuer’s Debt

1 To be split between Active Bookrunners (26% each), Co-Managers Group A (3% each), Co-Managers Group B (1.67% for Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Skandinaviska Enskilda Banken AB (publ), BNY Mellon Capital Markets, LLC, and 1.65% for Australia and New Zealand Banking Group Limited)

2 To be split equally between Active Bookrunners

Issuance Programme (the “Base Prospectus”), supplemented by a 1st supplement dated 21 August 2025 and a 2nd supplement dated 31 October 2025

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK MiFIR product governance):	Manufacturer target market (MiFID II product governance and UK MiFIR product governance rules) is eligible counterparties and professional clients only (all distribution channels). No sales to retail in EEA or in the United Kingdom. No PRIIPs or UK PRIIPs key information document (KID) will be prepared.

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	As per the Base Prospectus

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3226607409 / Common Code: 322660740

Settlement Bank:	Société Générale

Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Active Bookrunners:	HSBC Continental Europe, Société Générale (B&D), UniCredit Bank AG

Co-managers Group A:	Bank of China (Europe) S.A., Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Standard Chartered Bank

Co-managers Group B:	Australia and New Zealand Banking Group Limited, Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Skandinaviska Enskilda Banken AB (publ), BNY Mellon Capital Markets, LLC

Linde plc

3.125% €650,000,000 Unsecured Notes due 20 November

2032

Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Issue Ratings:	A2 by Moody’s / A by S&P

Form of the Notes:	Bearer form; the Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR” or “€”)

Notional Amount:	€650,000,0000

Pricing Date:	13 November 2025

Settlement Date:	20 November 2025 (T+5)

Maturity Date:	20 November 2032

First Coupon Date:	20 November 2026

Term of Notes:	7 years

Spread over EUR-MS:	+70 bps

EUR-MS Rate (p.a.):	2.544%

Re-offer yield (p.a.):	3.244%

Coupon (p.a.):	3.125% per year

Issue / Re-offer Price:	99.265% of the Notional Amount

Redemption:	100%

Fees:	22.5bps of the Notional Amount (incl. 17.5bps base fee3 / 5bps discretionary fee4)

All-in Price (net of fees):	99.040% of the Notional Amount

Net Proceeds:	€643,760,000

Benchmark Bund:	DBR 2 1/2 11/15/32

Benchmark Price:	100.09%

Re-offer spread vs. Benchmark:	+76.0 bps

Business Days:	T2

Interest Rate Provisions:	Act/Act (ICMA) Day Count Fraction, payable annually in arrears on 20 November each year

Business Day Convention:	Following, Unadjusted

Denominations:	EUR 100,000

Tax Call:	Applicable

Make-whole Call:	Applicable at the yield of the Benchmark Bund plus 15 bps

3 months Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Clean-up Call:	Applicable (75%)

Documentation:	Under the Base Prospectus dated 8 May, 2025 of the Issuer’s Debt Issuance Programme (the “Base Prospectus”), supplemented by a 1st supplement dated 21 August 2025 and a 2nd supplement dated 31 October 2025

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK	Manufacturer target market (MiFID II product governance and UK MiFIR

3 To be split between Active Bookrunners (26% each), Co-Managers Group A (3% each), Co-Managers Group B (1.67% for Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Skandinaviska Enskilda Banken AB (publ), BNY Mellon Capital Markets, LLC, and 1.65% for Australia and New Zealand Banking Group Limited)

4 To be split equally between Active Bookrunners

MiFIR product governance):	product governance rules) is eligible counterparties and professional clients only (all distribution channels). No sales to retail in EEA or in the United Kingdom. No PRIIPs or UK PRIIPs key information document (KID) will be prepared.

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	As per the Base Prospectus

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3226699091 / Common Code: 322669909

Settlement Bank:	Société Générale

Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Active Bookrunners:	HSBC Continental Europe, Société Générale (B&D), UniCredit Bank AG

Co-managers Group A:	Bank of China (Europe) S.A., Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Standard Chartered Bank

Co-managers Group B:	Australia and New Zealand Banking Group Limited, Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Skandinaviska Enskilda Banken AB (publ), BNY Mellon Capital Markets, LLC

Linde plc

3.750% €500,000,000 Unsecured Notes due 20 November

2038

Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Issue Ratings:	A2 by Moody’s / A by S&P

Form of the Notes:	Bearer form; the Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR” or “€”)

Notional Amount:	€500,000,000

Pricing Date:	13 November 2025

Settlement Date:	20 November 2025 (T+5)

Maturity Date:	20 November 2038

First Coupon Date:	20 November 2026

Term of Notes:	13 years

Spread over EUR-MS:	+98 bps

EUR-MS Rate (p.a.):	2.858%

Re-offer yield (p.a.):	3.838%

Coupon (p.a.):	3.750% per year

Issue / Re-offer Price:	99.112% of the Notional Amount

Redemption:	100%

Fees:	28bps of the Notional Amount (incl. 23bps base fee5 / 5bps discretionary fee6)

All-in Price (net of fees):	98.832% of the Notional Amount

Net Proceeds:	€494,160,000

Benchmark Bund:	DBR 1 05/15/38

Benchmark Price:	80.11%

Re-offer spread vs. Benchmark:	+91.5 bps

Business Days:	T2

Interest Rate Provisions:	Act/Act (ICMA) Day Count Fraction, payable annually in arrears on 20 November each year

Business Day Convention:	Following, Unadjusted

Denominations:	EUR 100,000

Tax Call:	Applicable

Make-whole Call:	Applicable at the yield of the Benchmark Bund plus 15 bps

3 months Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Clean-up Call:	Applicable (75%)

Documentation:	Under the Base Prospectus dated 8 May, 2025 of the Issuer’s Debt Issuance Programme (the “Base Prospectus”), supplemented by a 1st supplement dated 21 August 2025 and a 2nd supplement dated 31 October 2025

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK	Manufacturer target market (MiFID II product governance and UK MiFIR

5 To be split between Active Bookrunners (26% each), Co-Managers Group A (3% each), Co-Managers Group B (1.67% for Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Skandinaviska Enskilda Banken AB (publ), BNY Mellon Capital Markets, LLC, and 1.65% for Australia and New Zealand Banking Group Limited)

6 To be split equally between Active Bookrunners

MiFIR product governance):	product governance rules) is eligible counterparties and professional clients only (all distribution channels). No sales to retail in EEA or in the United Kingdom. No PRIIPs or UK PRIIPs key information document (KID) will be prepared.

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	As per the Base Prospectus

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3226699331 / Common Code: 322669933

Settlement Bank:	Société Générale

Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Active Bookrunners:	HSBC Continental Europe, Société Générale, UniCredit Bank AG (B&D)

Co-managers Group A:	Bank of China (Europe) S.A., Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Standard Chartered Bank

Co-managers Group B:	Australia and New Zealand Banking Group Limited, Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Skandinaviska Enskilda Banken AB (publ), BNY Mellon Capital Markets, LLC

Important Notice

The Notes may not be suitable for all investors. Before proceeding with any investment in the Notes, potential investors should determine, without reliance upon any of the Bookrunners, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of such an investment, and that they are able to assume these risks. Investors should conduct their own analysis, using such assumptions as they deem appropriate in making an investment decision. By accepting receipt of this Termsheet, the recipients will be deemed to represent that they possess, either individually or through their advisers, sufficient investment expertise to understand the risks involved in any purchase or sale of the Notes.

This Termsheet is not an offer to sell Notes and not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or to any person or entity to whom it is unlawful to make a sale. In particular, the Notes may not be offered to the public in a Member State of the European Economic Area prior to the publication of the Final Terms in accordance with the Prospectus Regulation or any relevant implementing measure, except pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of the Prospectus Regulation and/or any relevant implementing measures, in particular to qualified investors within the meaning of the Prospectus Regulation.

The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States or the securities laws of any other jurisdiction, and the Notes may not be offered or sold within the United States or to, or for the account or benefit of , “U.S. persons” (as defined in regulations under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.